                                                                    EXHIBIT 10.8

            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

                                 NONCOMPETITION,
                       SEVERANCE AND EMPLOYMENT AGREEMENT
                                     BETWEEN
               THE SOUTH FINANCIAL GROUP, INC. AND JOHN C. DUBOSE


         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into effective the 1st day of January, 2002, by and between John C. DuBose, an individual (the "Executive"), and The South Financial Group, Inc., a South Carolina corporation and financial institution holding company headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.

                               W I T N E S S E T H

         WHEREAS the Company's Board of Directors (the "Board") believes that the Executive has been instrumental in the success of the Company;

         WHEREAS the Company desires to continue to employ the Executive as Executive Vice President, Financial and Technology Services of the Company and in such other capacities as the Executive is currently employed as of the date hereof;

         WHEREAS the terms hereof are consistent with the executive compensation objectives of the Company as established by the Board;

         WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and Executive hereby accepts such employment as the as Executive Vice President, Financial and Technology Services of the Company having such duties and responsibilities as are set forth in Section 3 below.

         2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Cause" shall mean (a) material criminal fraud, (b) gross negligence,
(c) intentional material damage to the property or business of the Company, or
(d) the commission of a material felony, but only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) Executive is given thirty (30) days to cure any allegation of cause, (3) such written notice is provided to the Executive a reasonable time before the Board meets to consider any possible termination for cause, (4) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Executive and Executive's counsel to be heard before the Board with respect to the matters described in the written notice, (5) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Executive for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board called and held and

(6) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Executive shall be considered willful unless done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interests of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of Executive's position, authorities or duties, a reduction in Executive's total compensation or benefits, a relocation that he deems unreasonable in light of Executive's personal circumstances, or other action by or upon request of the Company in respect of Executive's position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Executive.

         "Change in Control" shall mean:

                  (i) The acquisition, directly or indirectly, by any Person of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding voting securities OTHER THAN an acquisition by:

                           (A)      any employee plan established by the
                                    Company;

                           (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act);

                           (C)      an underwriter temporarily holding
                                    securities pursuant to an offering of such securities;

                           (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company; or

                           (E) merger,consolidation, or similar transaction of the Company with any other corporation which is duly approved by the stockholders of the Company;

                  (ii) During any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or (C) a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets; or

                  (iv) The occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform Executive's duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Involuntary Termination" shall mean the termination of Executive's employment by the Executive which, in the sole judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status as Executive Vice President, Financial and Technology Services of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions), authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with Executive's positions, duties or responsibilities as in effect immediately prior to a Change in Control); or (ii) a change in the terms or status (including the rolling five year termination date) of this Agreement; or (iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Columbia, South Carolina metropolitan area; or (v) a significant increase in the Executive's travel requirements (collectively "Status Changes"); provided, however, Executive must elect to terminate Executive's employment within two (2) years of the Status Change on which Executive bases Executive's employment termination.

         "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

         "Potential Change in Control" shall mean:

                  (i) The purchase or other acquisition by any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions, other than the trustee of any other trust or plan maintained for the benefit of employees of the Company, or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 5% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

                  (ii) The announcement by any Person of an intention to take actions which might reasonably result in a business combination between the Company and an entity which has a market capitalization equal to or greater than 80% of the Company;

                  (iii) The issuance of a proxy statement with respect to an election of directors of the Company for which there is proposed one or more directors who are not recommended by the Board or its nominating committee, where the election of such proposed director or directors would result in a Change in Control;

                  (iv) Submission to the Board of nominations which, if approved, would change the executive officer configuration of the Company (at the executive vice president level and above) by 50% or more of such individuals holding such offices;

                  (v) The filing of any regulatory application by any person seeking to effect a Change in Control; or

                  (vi) The receipt by the Company of any other indication of the intent by any person to seek to effect a Change in Control.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above.

         3. Duties. During the Term hereof, the Executive shall have such duties and authority as are typical of the as Executive Vice President, Financial and Technology Services of a company such as the Company, including, without limitation, those specified in the Company's Bylaws. The Executive shall be provided such office, and administrative, office automation, voice and network data support as are commensurate with Executive's position and requirements and consistent with those provided other high-ranking officers of the Company. Executive shall be a member of the Management Operating Committee (MOC) and shall be a non-voting attendee of the Company's Compensation Committee. Executive agrees that during the Term hereof, he will devote Executive's full time, attention and energies to the diligent performance of Executive's duties. Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of Executive's duties hereunder. Executive may continue to serve on the boards of directors for which he is currently a member and such other similar boards of directors as he shall from time to time see fit to serve. The Company shall have no obligations as a result of Executive's service.

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a rolling term of five years (the "Term") commencing on the date hereof. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto until Executive turns sixty; upon Executive's sixtieth birthday, such "Term" shall be converted to a fixed term of five years and shall expire (without any action on behalf of either party hereto) on Executive's sixty-fifth birthday; this Agreement shall terminate upon the expiration of such Term. Either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the five years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term.

         5. Termination. This Agreement may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death, or (iv) without Cause.

                           5.1.1 If the Company terminates Executive's
                  employment under this Agreement pursuant to clause (i), of
                  Section 5.1, the Company's obligations hereunder shall cease as of the date of termination; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in and subject to the terms of Section 5.2.3 below without the application of Section 5.2.4 below.

                           5.1.2 If the Company terminates Executive's
                  employment under this Agreement pursuant to clauses (ii) or
                  (iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination except that Executive or Executive's estate will be entitled to receive a pro-rata portion of the targeted Annual Incentive Bonus under
                  Section 6.2 for the portion of the year actually worked by Executive prior to Executive's Disability or death.

                           5.1.3 If the Company terminates Executive pursuant to
                  clause (iv) of Section 5.1, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, aggregate compensation and benefits provided in
                  Section 6 equal to three times Executive's annual compensation being paid at the time of termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination.

                           5.1.4 In the event of such termination pursuant to
                  clause (iv) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or Executive's total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.1.4 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon Executive's actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, Executive's dependents, beneficiaries and estate. Subject to applicable legal limits to the contrary, including, without limitation, limits applicable to incentive stock options under the Code, in the event of termination pursuant to clause (iv) of Section 5.1, Executive shall have three (3) years from the date of such termination to exercise any outstanding stock options.

                  5.2 By Executive. Executive shall have the right to terminate Executive's employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company;
         (ii) there is a Voluntary Termination; or (iii) there is an Involuntary Termination.

                           5.2.1 If Executive terminates Executive's employment
                  other than pursuant to clauses (i), (ii) or (iii) of Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the confidentiality provisions set forth in
                  Section 8 hereof and the noncompetition provisions set forth in Section 9 hereof for a period of one (1) year without the additional compensation provided in Section 9.

                           5.2.2 If Executive terminates Executive's employment
                  hereunder pursuant to either clause (i) or (iii) of Section 5.2, Executive shall be entitled to receive Executive's base salary and other benefits and allowances (such as club or auto allowance) due Executive through the termination date, less applicable taxes and other deductions, and receive immediately in a lump sum as severance, aggregate compensation and benefits provided in Section 6 equal to three times Executive's annual compensation being paid at the time of termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination.

                           5.2.3 If Executive terminates Executive's employment
                  pursuant to clause (ii) of Section 5.2, Executive shall be entitled to receive Executive's base salary and other benefits due Executive through the termination date less applicable taxes and other deductions and receive immediately in a lump sum as severance aggregate compensation and benefits provided in Section 6 equal to one times Executive's annual compensation being paid at the time of Voluntary Termination and Executive shall be subject both to the confidentiality provisions set forth in Section 8 hereof and the noncompetition provisions set forth in Section 9 hereof for a period of one (1) year without the additional compensation provided in Section 9. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination.

                           5.2.4 In addition, in the event of such termination
                  pursuant to any of clauses (i) through (iii) of this Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, and (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or Executive's total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.2.4 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon Executive's actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, Executive's dependents, beneficiaries and estate. Subject to applicable legal limits to the contrary, including, without limitation, limits applicable to incentive stock options under the Code, in the event of termination pursuant to clauses (i) through (iii) of Section 5.2, Executive shall have three (3) years from the date of such termination to exercise any outstanding stock options.

          6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that Executive's salary pursuant to Section
6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive an annual base salary established by the Board which for the first year of the Term shall be not less than the highest annual salary rate of the Executive for the past three years. Executive's salary will be reviewed by the Board at the beginning of each of its fiscal years and, in the sole discretion of the Board, may be increased, but not decreased, for such year; provided, however, on each anniversary date of this Agreement during the Term hereof, Executive's annual base salary shall be increased by five percent (5%). Following a Change in Control, the base salary shall be increased annually by a percentage at least equal to the average annual increase over the past three years but in no event shall the increase be less than five percent (5%) and during the Term hereof cannot be reduced.

                  6.2 Annual Incentive Bonus. During the Term hereof, the Board may pay to Executive an annual incentive cash bonus in accordance with the terms of the Short Term Incentive Compensation Plan.

                  6.3 Long Term Incentive Compensation Plan. During the Term hereof, the Board may pay to Executive long term incentive cash bonuses in accordance with the Long Term Incentive Compensation Plan.

                  6.4 Supplemental Executive Benefit Plan. During the Term hereof, Executive shall be entitled to participate in The South Financial Group Supplemental Executive Benefit Plan.

                  6.5 Stock Options and Restricted Stock. During the Term hereof, the Board shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the Company's Long Term Incentive Compensation Plan.

                  6.6 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. The Company also agrees to provide Executive with a Company-paid automobile or automobile allowance, reasonable club dues for one country club and two business club(s), personal tax advisory services, and a $2,000,000 life insurance policy under the Company's split dollar life insurance program and such disability insurance as may be purchased by $12,000 per year in premiums. Executive shall also be entitled to participate in all other benefits accorded general Company employees. If the Executive becomes Disabled and if the proceeds of the Disability policy purchased by the Company are insufficient to fund the Company's obligation hereunder as if the Executive were not Disabled, the Company will fund the difference.

                  6.7 No Mitigation of Payments. The payments hereunder are not subject to mitigation in the event Executive receives compensation and is no longer actively employed.

         7. Excess Parachute Payments.

                  7.1 It is the intention of the parties hereto that the severance payments and other compensation provided for herein (other than payments pursuant to Section 9) are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

                  7.2 To the extent that payments under Section 9 cause a "parachute payment," as defined in Section 280G(b)(2) of the Code, the Company shall indemnify Executive and hold Executive harmless against all claims, losses, damages, penalties, expenses, and excise taxes relating thereto. To effect this indemnification, the Company shall pay Executive an additional amount that is sufficient to pay any excise tax imposed by Section 4999 of the Code on the payments and benefits to which Executive is entitled without the additional amount plus any penalties or interest imposed by the Internal Revenue Service in regard to such amounts, plus another additional amount sufficient to pay all the excise and income taxes on the additional amounts. The determination of any additional amount that must be paid under this section at any time shall be made in good faith by the independent auditors then employed by the Company.

         8. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company for any reason, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of Executive's employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by Executive in connection with Executive's employment hereunder (including all copies of the foregoing) in Executive's possession or control and all of the Company's equipment and other materials in Executive's possession or control. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Noncompetition and Nonsolicitation Agreement. If this Agreement is terminated by the Company pursuant to Section 5.1(iv) or by Executive pursuant to Section 5.2(i), (ii), (iii), or 5.2.1, Executive shall not enter into an employment relationship or a consulting arrangement with any other federally insured depository institution headquartered or having a physical presence in the State of South Carolina, or any county in the States of Florida or North Carolina in which the Company or its affiliates has a physical presence or conducts business operations (hereinafter a "competitor") within five years of the date of the termination of employment or such lesser time as may be applicable under Section 5.2.1 or 5.2.3 above (the "Noncompete Period"). Notwithstanding the foregoing, if this Agreement is terminated by Executive pursuant to Section 5.2(ii) or pursuant to Section 5.2(iii) following a change in control, Executive shall not enter into any employment relationship or consulting relationship for general banking activities with a competitor during the Noncompete Period, provided, however, Executive may enter into a consulting relationship limited to information and technology services with a Competitor outside the State of South Carolina. The obligations contained in this Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Company to leave the employ of Company, including but not limited to a competitor, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person who was an employee of Company or any subsidiary at any time during the time that Executive was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation with Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation and Company or do business with a competitor.

                  9.2 Subject to Sections 5.2.1 and 5.2.3 hereof, solely in consideration of Executive's promises set forth in this Section 9 (and in addition to any other severance compensation provided in this Agreement), upon termination of the Executive pursuant to the terms contained in this Section 9, Company agrees to pay Executive an amount equal to five (5) times Executive's annual cash compensation as provided in Sections 6.1 and 6.2 being paid at the time of commencement of the Noncompete Period; continue Executive's coverage and funding under Section 6.4 for five (5) years following the commencement of the Noncompete Period; and continue to provide an automobile, club dues, personal tax advisory services, life insurance, and disability insurance under Section 6.6 for five (5) years following the commencement of the Noncompete Period. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination. The amount payable under this Section 9.2 shall be in five annual installments beginning on the first day of the Noncompete Period and on the four subsequent anniversaries thereof.

                  9.3 If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this
         Section 9 are reasonable.

                  9.4 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         10. Trust. Notwithstanding anything to the contrary in this Agreement, in lieu of direct payments to Executive under Section 5 of this Agreement, the Company shall establish an irrevocable trust to fund and pay Executive the maximum amount of obligations which could reasonably be expected to become payable hereunder under any circumstances (which shall be a "rabbi trust" if so requested by Executive), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be fully funded upon a Potential Change in Control, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's compliance with its obligations hereunder. In the event the trust is funded due to a Potential Change in Control and a Change in Control does not occur within one (1) year of the latest occurrence of a Potential Change in Control, the Company may recover any amounts contributed to and remaining in the trust. Any Potential Change in Control arising after such return of funds to the Company shall result in a new trust funding obligation under this Section 10. The Company will pay all management and other fees associated with the administration of the trust established pursuant to this Section 10.

         11. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         12. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

                  To the Company:   The South Financial Group, Inc.
                                    Poinsett Plaza
                                    104 South Main Street
                                    Greenville, South Carolina 29601
                                    Attn:  Chairman of the Board

                  To Executive:     Mr. John C. DuBose
                                    332 Mooring Lane
                                    Lexington, South Carolina 29072



                                    With a copy mailed to Executive:
                                    --------------------------------
                                    c/o Carolina First Bank
                                    Post Office Box 12249
                                    Columbia, South Carolina 29211

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         13. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         14. Remedies in the Absence of a Change in Control. The terms of this
Section 14 will apply in the absence of a Change in Control.

                  14.1 The Executive acknowledges that if he breaches or threatens to breach Executive's covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

                  14.2 All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

                  14.3 In the event that the Executive is reasonably required to engage legal counsel to enforce Executive's rights hereunder against the Company, Executive shall be entitled to receive from the Company Executive's reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         15. Remedies in the Event of a Change in Control. The terms of this
Section 15 shall apply in the event of a Change in Control.

                  15.1 The Executive acknowledges that if he breaches or threatens to breach Executive's covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement shall be decided under and governed by the laws of the State of South Carolina.

                  15.2 The Company is aware that upon the occurrence of a Change in Control, the Board or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of Executive's rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of Executive's rights hereunder under threat of incurring such costs. Accordingly, if at any time after a Change in Control, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate Executive's employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to Executive hereunder, and the Executive has acted in good faith to perform Executive's obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice at the expense of the Company to represent Executive in connection with the protection and enforcement of Executive's rights hereunder, including without limitation representation in connection with termination of Executive's employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in Executive's sole judgment use of common counsel could be prejudicial to Executive or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use Executive's best efforts to agree with such other officers or executives to retain common counsel.

         16. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         17. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         18. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement on January 1, 2002 to be effective as stated above.

                                       EXECUTIVE


                                       /s/ JOHN C. DUBOSE
                                       --------------------------------------
                                       JOHN C. DUBOSE


                                       THE SOUTH FINANCIAL GROUP, INC.

                                       BY: /s/ MACK I. WHITTLE
                                           -------------------------------------
                                           MACK I. WHITTLE, JR.
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER